UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Green Mountain Coffee Roasters, Inc. (the “Company”) wishes to clarify the statement made regarding the impact on consolidated net sales of the Company’s fiscal year 2010 acquisitions of Timothy’s Coffee of the World Inc. (“Timothy’s”) and Diedrich Coffee, Inc. (“Diedrich”), in the last sentence of the first paragraph in the “Company Summary” subsection of the “Revenue” section found on page 32 in Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2010, which is set forth below:

“Company Summary

Net sales for fiscal 2010 increased 73% to $1,356.8 million, up from $786.1 million reported in fiscal 2009. For fiscal 2009, net sales increased 60% to $786.1 million, up from $492.5 million reported in fiscal 2008. The two primary drivers of the increase in net sales for fiscal 2010 were the 103% or $424.0 million increase in total K-Cup® portion pack net sales and the 67% or $133.1 million increase in Keurig brewer and accessories sales. In addition, the acquisitions of Timothy’s and Diedrich in fiscal 2010 represented 10 percentage points and 5 percentage points of the increase in consolidated net sales, respectively.”

The above disclosure calculated the net sales in fiscal 2010 due to the acquisitions of Timothy’s and Diedrich, both of which are consolidated in the Specialty Coffee business unit, using net sales from the acquired entities calculated on a business unit basis, which eliminates the effect on net sales of K-Cup® portion pack sales to Keurig by the acquired entities but not the royalties recorded in the Keurig business unit from the acquired entities sales of K-Cup® portion packs. On a business unit basis, royalties are recorded in Keurig’s financial statements and then eliminated in the Keurig business unit as part of the consolidation of the Company’s financial results rather than eliminating the royalties in Specialty Coffee business unit financial results. In addition to Part II, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2010, the net sales of Timothy’s and Diedrich was calculated on a business unit basis when analyzing the impact for Item 9A - Controls and Procedures - Changes in Internal Control Over Financial Reporting.

The above disclosure, if revised to eliminate the effect on consolidated net sales of K-Cup portion pack sales to Keurig by the acquired entities and royalties recorded by Keurig from the acquired entities would state that the acquisitions of Timothy’s and Diedrich in fiscal 2010 represented 5 percentage points and 2 percentage points, respectively, of the 73% increase in consolidated net sales, in each case after eliminating the effect on consolidated net sales of K-Cup® sales to Keurig by the acquired entities and royalties recorded by Keurig from the acquired entities. This revised disclosure is consistent with the Company’s net sales disclosure in Note 5, Acquisitions, of the Notes to Consolidated Financial Statements included in the Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: January 3, 2011	By:	/S/ FRANCES G. RATHKE
	Name:	Frances G. Rathke
	Title:	Chief Financial Officer